EXHIBIT 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”), dated May 25, 2018, is between Nemus Bioscience, Inc. (the “Company”) and Douglas Cesario (“Executive”).

I. POSITION AND RESPONSIBILITIES

A. Position. Executive is employed by the Company to render services to the Company in the position of Chief Financial Officer reporting directly to the Chief Executive Officer (the “Supervisor”), or such other individual stipulated by the Supervisor. Executive shall perform the duties and responsibilities as are normally related to such position in accordance with the standards of the industry within which the Company operates and any additional duties now or hereafter assigned to Executive by the Supervisor. Executive shall abide by the Company’s rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion.

B. Other Activities. Except upon the prior written consent of the Company, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage), that might interfere with Executive’s duties and responsibilities hereunder or create a potential conflict of interest with the Company.

C. No Conflict. Executive represents and warrants that Executive’s execution of this Agreement, employment with the Company, and the performance of Executive’s proposed duties under this Agreement shall not violate any obligations Executive may have to any other person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

II. COMPENSATION AND BENEFITS

A. Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of $250,000 per year (“Base Salary”). The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice. Executive’s Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

B. Discretionary Bonus. The Company will, within 90 days of the end of each calendar year, determine the annual bonus (the “Discretionary Bonus”), if any, payable to the Executive for that calendar year, based in part on the Executive’s achievement of milestones agreed to by the Board or the Compensation Committee of the Board. Within 90 days of the beginning of each calendar year, the Board or the Compensation Committee of the Board shall determine the Executive’s milestones and the amount of bonus potentially payable if one or more milestones are achieved for that year. The Company may determine the amount of the Discretionary Bonus in its sole discretion and it may pay the Discretionary Bonus in cash, shares of the Company or stock options of the Company, or any combination thereof, and it may pay the Discretionary Bonus in a lump sum or installments, equal or otherwise. Notwithstanding anything herein to the contrary, the Executive must be employed on the date(s) the Discretionary Bonus is to be paid to be eligible to receive the Discretionary Bonus, or portion thereof.

C. Stock Options. Upon completion of a 90-day period from the Executive’s Start Date with the Company, Executive will be granted the option to purchase an aggregate of 1,195,073 shares of Common Stock of the Company at a per share exercise price equal $.245 (the closing market price on the Executive’s Start Date). The Executive’s Start Date was April 23, 2018 and the Date of Grant shall be July 23, 2018. The stock option agreement will provide, among other things, that, subject to Executive’s continued employment with the Company, the options shall vest 25% on the Date of Grant and the remaining 75% will vest 1/33 on each of the next 33 months thereafter. Options will fully vest upon a Trigger Event, including a Sale of the Company or a Merger that will results in change of control.

D. Restricted Stock Awards. Executive will be granted 643,501 RSAs thru the Company’s 2014 Omnibus Incentive Plan. 100% of the RSAs will cliff vest on April 23, 2020. RSAs will fully vest upon a Trigger Event, including a Sale of the Company or a Merger that will results in change of control.

E. Benefits. Executive shall be eligible to participate in the benefits made generally available by the Company to similarly-situated executives, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

F. Vacation. The Employee will be entitled to three weeks’ vacation per fiscal year of the Company (pre-rated for any partial fiscal years you are employed). If you do not take the full amount of your vacation in any fiscal year, you will be entitled to carry it forward one year. You must clear your vacation schedule with the Board, in advance.

G. Expenses. The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive’s duties hereunder in accordance with the Company’s expense reimbursement guidelines.

III. AT-WILL EMPLOYMENT; TERMINATION BY COMPANY

A. At-Will Termination by Company. Executive’s employment with the Company shall be “at-will” at all times. The Company may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from this Agreement or any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of the Company under this Agreement shall cease, except as otherwise provided herein.

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B. Severance. Except in situations where the employment of Executive is terminated For Cause, By Death or By Disability (as defined in Section IV below), in the event that (i) the Company terminates Executive’s employment, then Executive will be entitled to payment by the Company of an amount equal to a minimum of six months of Executive’s then-current Base Salary; and after three years of employment, the Executive will be entitled to an additional two months of Executive’s then-current Base Salary for each year the Executive is employed beyond the initial three years of employment by the Company to a maximum of 12 months of Executive’s then-current Base Salary, less applicable statutory deductions and withholdings (“Severance”), to be paid as salary continuation (and not as a lump sum) over the applicable period and in accordance with the Company’s standard payroll practices. Executive’s eligibility for the foregoing Severance is conditioned on Executive having first signed a release agreement in the form attached as Exhibit A. Executive shall not be entitled to any Severance if Executive’s employment is terminated For Cause, By Death or By Disability (as defined in Section IV below) or if Executive’s employment is terminated by Executive.

IV. OTHER TERMINATIONS BY COMPANY

A. Termination for Cause. For purposes of this Agreement, “For Cause” shall mean: (i) Executive commits an act involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to the Company; (iii) Executive commits a material breach of this Agreement, which breach is not cured within 30 days after written notice to Executive from the Company; (iv) Executive willfully refuses to implement or follow a lawful policy or directive of the Company, which breach is not cured within 30 days after written notice to Executive from the Company; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. The Company may terminate Executive’s employment For Cause at any time, without any advance notice. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of the Company under law; and thereafter all obligations of the Company under this Agreement shall cease.

B. By Death. Executive’s employment shall terminate automatically upon Executive’s death. The Company shall pay to Executive’s beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter all obligations of the Company under this Agreement shall cease.

C. By Disability. If Executive becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment then the Company may terminate Executive’s employment. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease.

V. TERMINATION BY EXECUTIVE

A. At-Will Termination by Executive. Executive may terminate employment with the Company at any time for any reason or no reason at all, upon 60 days’ advance written notice. During such notice period Executive shall continue to diligently perform all of Executive’s duties hereunder. The Company shall have the option, in its sole discretion, to make Executive’s termination effective at any time prior to the end of such notice period. Thereafter all obligations of the Company shall cease.

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VI. TERMINATION OBLIGATIONS

A. Return of Property. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive related to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

B. Resignation and Cooperation. Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company.

VII. INVENTIONS AND PROPRIETARY INFORMATION; PROHIBITION ON THIRD PARTY INFORMATION

A. Proprietary Information Agreement. Executive has entered into and agrees to continue to be bound by the terms of the Company’s Proprietary Information and Inventions Agreement (“Proprietary Information Agreement”) attached hereto as Exhibit B.

B. Non-Solicitation. Executive acknowledges that because of Executive’s position in the Company, Executive will have access to material intellectual property and confidential information. During the term of Executive’s employment and for one year thereafter, in addition to Executive’s other obligations hereunder or under the Proprietary Information Agreement, Executive shall not directly or indirectly (i) solicit, induce, recruit or encourage any person employed by, or consulting to, the Company to terminate his or her employment or engagement, or (ii) use any confidential, proprietary, or trade secret information (as defined in the Proprietary Information Agreement) to divert or attempt to divert from the Company any business with any customer, client, member, business partner or supplier.

C. Non-Disclosure of Third Party Information. Executive represents, warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for Executive’s immediate termination and could subject Executive to substantial civil liabilities and criminal penalties. Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

VIII. LIABILITY COVERAGE

The Company agrees to maintain commercially reasonable Director’s and Officer’s Insurance covering the customary potential liabilities of the Executive as an officer of the Company.

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IX. ARBITRATION

The Company and Executive agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in San Diego, California, in accordance with the Judicial Arbitration and Mediation Service/Endispute, Inc. (“JAMS”) rules for employment disputes then in effect (the “Rules”). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The arbitrator shall award the prevailing party all reasonable costs and attorneys’ fees incurred during any such proceeding, to the extent available under applicable law. The arbitrator shall apply California law to the merits of any dispute or claim. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in San Diego, California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator. EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH EXECUTIVE’S EMPLOYMENT OR TERMINATION THEREOF, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

X. AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company other than Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

XI. ASSIGNMENT; BINDING EFFECT

A. Assignment. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

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B. Binding Effect. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

XII. NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by email, (c) by a nationally recognized overnight courier service; or (d) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Executive shall be obligated to notify the Company in writing of any change in Executive’s address. Notice of change of address or email shall be effective only when done in accordance with this Section XII.

Company’s Notice Address:

130 N Marina Drive

Long Beach, CA

90803, USA

Executive’s Notice Address and Email:

Douglas Cesario

130 N Marina Drive

Long Beach, CA

90803, USA

doug@nemusbio.com

XIII. SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

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XIV. TAXES

All amounts paid under this Agreement shall be paid less all applicable state and federal tax withholdings (if any) and any other withholdings required by any applicable jurisdiction or authorized by Executive. Notwithstanding any other provision of this Agreement whatsoever, the Company, in its sole discretion, shall have the right to provide for the application and effects of Section 409A of the Code (relating to deferred compensation arrangements) and any related administrative guidance issued by the Internal Revenue Service. The Company shall have the authority to delay the payment of any amounts under this Agreement to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code; in such event, the payment(s) at issue may not be made before the date which is six months after the date of Executive’s separation from service, or, if earlier, the date of death.

XV. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

XVI. INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

XVII. OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive’s obligations under this agreement, including but not limited to the Proprietary Information Agreement, shall survive the termination of employment and the termination of this Agreement.

XVIII. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

XIX. AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

XX. ENTIRE AGREEMENT

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Executive Proprietary Information and Inventions Agreement). To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement.

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XXI. EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

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In Witness Whereof, the parties have duly executed this Agreement as of the date first written above.

COMPANY	EXECUTIVE

/s/ Punit Dhillon
Signature

Punit Dhillon	/s/ Douglas Cesario
By	Signature

Director	May 25, 2018
Title	Date

May 25, 2018
Date

EXHIBIT A

Form of Separation and Release Agreement

This Separation and Release Agreement (“Agreement”) is entered into by and between Nemus Bioscience, Inc. (the “Company”) and Douglas Cesario (“Employee”), with respect to the following facts:

RECITALS

A. On _________, Employee and the Company entered into that certain Executive Employment Agreement (“Executive Employment Agreement”).

B. On _________, Employee’s employment with the Company was terminated and according to the terms and conditions of the Executive Employment Agreement, Employee is entitled to certain severance payments so long as Employee executes this Agreement. By execution hereof, Employee understands and agrees that this Agreement is a compromise of doubtful and disputed claims, if any, which remain untested; that there has not been a trial or adjudication of any issue of law or fact herein; that the terms and conditions of this Agreement are in no way to be construed as an admission of liability on the part of Releasees (as defined below) and that Releasees deny liability and intend merely to avoid future litigation.

In consideration of the aforementioned recitals and the mutual covenants and conditions set forth below and in full settlement of any and all claims arising out of the Employee’s employment or the termination of that employment, the Employee and Company hereby agree as follows:

AGREEMENT

1.	Separation Pay. In consideration of Employee signing this Agreement, and the covenants and releases given herein, the Company agrees to pay Employee, upon this Agreement becoming effective, the gross sum of $____________, less federal and state withholdings (“Severance Pay”). Employee acknowledges that Employee would not be entitled to receive the Severance Pay absent this Agreement and the Executive Employment Agreement. The Company will pay the Severance Pay to Employee as salary continuation pursuant to the terms of Section III.B. of the Executive Employment Agreement.

2.	General Release. Employee, individually and on behalf of Employee’s heirs, assigns, executors, successors and each of them, hereby unconditionally, irrevocably and absolutely releases and discharges the Company, each of its subsidiaries and affiliates and each of their respective directors, officers, employees, agents, successors and assigns, and any related corporations and/or entities (“Releasees”) from any and all losses, liabilities, claims, demands, causes of action or suits of any type, known or unknown, including but not limited to claims related directly or indirectly to Employee's employment with Releasees, and the termination of Employee's employment with Releasees, including claims for age discrimination in violation of the Age Discrimination and Employment Act and/or California Fair Employment and Housing Act, as well as all claims for wrongful termination, constructive wrongful termination, employment discrimination, harassment, retaliation, defamation, fraud, misrepresentation, infliction of emotional distress, violation of privacy rights, and any other claims under any state or federal law. This release also includes any claim for any and all other contractual severance, bonus, commission, other compensation or any other benefits pursuant to any other agreement, policy, and/or procedure of the Company. Employee further represents that Employee has not and will not institute, prosecute or maintain on Employee’s own behalf, before any administrative agency, court or tribunal, any demand or claim of any type related to the matters released herein.

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3.	Employee expressly waives all of the benefits and rights granted to Employee pursuant to California Civil Code section 1542, and any other applicable state or federal law. Section 1542 reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OF OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee certifies that Employee has read all of this Agreement, including the release provisions contained herein and the quoted Civil Code section, and that Employee fully understands all of the same.

4.	Confidentiality. Employee hereby agrees that, except as required by law or court order, Employee will not describe or discuss the Company’s or any of its subsidiaries’ business dealings and/or confidential information with any third party, and will not describe or discuss this Agreement with any third party other than Employee’s tax or legal advisors. Employee further agrees Employee will comply with any continuing obligations under any employment agreement and/or proprietary information agreement, including but not limited to protection of the Company’s or its subsidiaries’ trade secrets and nonsolicitation obligations.

5.	Time for Consideration of This Agreement/Revocation. Employee acknowledges that Employee is hereby given 21 days from receipt of this Agreement to consider signing this Agreement, that Employee is advised to consult with an attorney before signing this Agreement, and that Employee has the right to revoke this Agreement for a period of seven days after it is executed by Employee. In the event that Employee chooses not to sign this Agreement, or chooses to revoke this Agreement once signed, Employee will not receive the Separation Pay or any other consideration Employee would not be entitled to in the absence of this Agreement. This Agreement shall become effective eight days after it has been signed by Employee.

6.	General Provisions.

a.	Employee acknowledges that Employee has been given the opportunity to consult with Employee’s own legal counsel with respect to the matters referenced in this Agreement, and that Employee has obtained and considered the advice of such legal counsel as they deem necessary or appropriate, such that they have voluntarily and freely entered into this Agreement.

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b.	This Agreement contains the entire agreement between Employee and the Company and there have been no promises, inducements or agreements not expressed in this Agreement.

c.	The provisions of this Agreement are contractual, not merely recitals, and shall be considered severable, such that if any provision or part thereof shall at any time be held invalid under any law or ruling, any and all such other provision(s) or part(s) thereof shall remain in full force and effect and continue to be enforceable.

d.	This Agreement may be pled as a full and complete defense and may be used as the basis for an injunction against any action, suit, or proceeding that may be prosecuted, instituted, or attempted by Employee in breach thereof.

e.	This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of California.

f.	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

g.	In any action to enforce this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys’ fees and costs it expended in the action.

h.	Nothing in this Agreement shall be construed as an admission or any liability or any wrongdoing by any party to this Agreement.

i.	This Agreement shall not be construed against any party on the grounds that such party drafted the Agreement.

j.	Each of the Company’s subsidiaries and affilites shall be deemed to be a third party beneficiary of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the last date written below.

COMPANY	EXECUTIVE

Signature

By	Signature

Title	Date

Date